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                                                       EXHIBIT II TO FORM 12b-25


                                 EATERIES, INC.
                        COMMISSION FILE NUMBER:  0-14968



On March 5, 1998, Eateries, Inc. (the "Company") publicly reported earnings of $1,399,000 ($0.35 per common share assuming dilution) for the year ended December 28, 1997 versus $581,000 ($0.15 per common share assuming dilution) for the year ended December 29, 1996. Total revenues for 1997 and 1996 were $63,542,000 and $56,416,000, respectively.